Exhibit 10.2
AGREEMENT REGARDING PAYMENT OF CERTAIN ITEMS OF COMPENSATION AND EXPENSES RELATED TO THE OFFERING OF CLASS A SHARES
THROUGH AN ONLINE DISTRIBUTION CHANNEL
    This agreement dated as of April 27, 2017 (the “Agreement”) is entered by and among KBS Growth & Income REIT, Inc., a Maryland corporation (the “Company”), KBS Capital Advisors LLC, a Delaware limited liability company (the “Advisor”), and KBS Capital Markets Group LLC, a California limited liability company (the “Dealer Manager”).
WHEREAS, the Company has registered for public sale (the “Offering”) up to $1,500,000,000 of shares of its common stock, $.01 par value per share, in any combination of shares of Class A common stock and Class T common stock in its primary public offering (the “Primary Offering”) and up to $800,000,000 of shares of common stock pursuant to its distribution reinvestment plan (the “DRP”), with the right to reallocate shares between the Primary Offering and the DRP, pursuant to a registration statement (Reg. No. 333-207471) filed with the Securities and Exchange Commission;
WHEREAS, the Company has entered into an advisory agreement dated April 27, 2017, as amended, restated and renewed from time to time (the “Advisory Agreement”), with the Advisor that provides that the Advisor and its Affiliates shall be responsible for the payment of all Organization and Offering Expenses (as defined in the Advisory Agreement) with respect to shares of Class A common stock sold by the Company through an online distribution channel in the Primary Offering, as described in the Advisory Agreement;
WHEREAS, the Company has entered into the dealer manager agreement dated April 28, 2016, as amended and restated from time to time (the “Dealer Manager Agreement”), with the Dealer Manager that sets forth the underwriting compensation and expenses to be paid by the Company to the Dealer Manager in connection with the Offering;
WHEREAS, the Company, the Advisor and the Dealer Manager wish to acknowledge and agree that the Advisor will be responsible for the payment of all Organization and Offering Expenses related to the sale of shares of Class A common stock in the Offering through an online distribution channel, including any underwriting compensation and expenses otherwise payable or reimbursable by the Company to the Dealer Manager pursuant to Section 5.3 of the Dealer Manager Agreement;
NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Advisor and the Dealer Manager hereby acknowledge and agree as follows:
1.        Organization and Offering Expenses Related to the Online Distribution Channel
Notwithstanding anything contained in Section 5.3 of the Dealer Manager Agreement with respect to the Company’s obligation to pay underwriting compensation to the Dealer Manager and pay or reimburse the Dealer Manager for bona fide invoiced due diligence expenses in connection with the Offering, the Advisor will be solely responsible for the payment of all such underwriting compensation and for the payment or reimbursement of bona fide invoiced due diligence expenses to the Dealer Manager in connection with the sale of shares of Class A of common stock in the Offering through an online distribution channel. The Company will not be liable or responsible to the Dealer Manager or to any broker dealer for the direct payment of underwriting compensation or for the payment or reimbursement of bona fide invoiced due diligence expenses in connection with the sale of shares of Class A of common stock in the Offering through an online distribution channel; it is the sole and exclusive responsibility of the Advisor for such payments to the Dealer Manager. Notwithstanding the above, at its discretion, the Advisor may act as agent of the Dealer Manager by making direct payment of underwriting compensation to a Dealer (as defined in the Dealer Manager Agreement) in connection with the sale of shares of Class A common stock in the Offering through an online distribution channel without incurring any liability therefor.
2.    Ratification of Advisory Agreement and Dealer Manager Agreement
Except as set forth in Section 1 above, the Advisory Agreement and Dealer Manager Agreement shall remain in full force and effect and are hereby ratified and confirmed by the respective parties thereto in all respects.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

KBS GROWTH & INCOME REIT, INC.

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Chief Executive Officer

KBS CAPITAL ADVISORS LLC

By:	PBren Investment, L.P., a Manager

By:	PBren Investments, LLC, as general partner

By:	/s/ Peter M. Bren
Peter M. Bren, Manager

By:	Schreiber Real Estate Investments, L.P., a Manager

By: Schreiber Investments, LLC, as general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Manager

KBS CAPITAL MARKETS GROUP LLC

By:	/s/ Hans Henselman
Hans Henselman, Chief Operating Officer, Chief Compliance Officer